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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-32087 and 33-32089) of Acorn Products, Inc. each dated July 25, 1997 of our report dated September 12, 1997, with respect to the consolidated financial statements and the financial statement schedules included in this Annual Report (Form 10-K) of Acorn Products, Inc.



                                        Ernst & Young LLP
Columbus, Ohio
October 28, 1997